Exhibit 10

On March 22, 2006, the Management Development and Compensation Committee of the Board of Directors of Genworth Financial, Inc. (“Genworth”) reviewed and approved the base salaries for Genworth’s Chairman, President and Chief Executive Officer and for each of the persons who were Genworth’s four other most highly compensated executive officers (the “Named Executive Officers”) in 2005. As of May 8, 2006, the following base salaries will be in effect for Genworth’s Named Executive Officers: Michael D. Fraizer, $1,125,000; Thomas H. Mann, $615,000; Pamela S. Schutz, $550,000; George R. Zippel, $500,000; and Leon E. Roday, $500,000.

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